                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                  FORM 8-A/A1
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               Simulations Plus, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               California                              95-4595609
 ----------------------------------------    ---------------------------------
 (State of Incorporation or organization)    (IRS Employer Identification No.)


40015 Sierra Highway, Building B-110, Palmdale, California          93550
----------------------------------------------------------        ----------
        (Address of principal executive offices)                  (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
         -------------------               ------------------------------
                None                                     None
                ----                                     ----

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

Common Stock, par value, $0.001 per share.

Non-Redeemable Warrants, each Warrant exercisable to purchase one share of Common Stock at an exercise price of $6.50 per share, subject to adjustment in certain circumstances.

Common Stock, par value $0.001 per share, issuable upon the exercise of the Non-Redeemable Warrants.

                                ________________
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

                 This registration statement relates to the registration with the Securities and Exchange Commission of (i) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (ii) five-year non-redeemable warrants (the "Warrants"), each Warrant exercisable to purchase one share of Common Stock, of Simulations Plus, Inc., a California corporation (the "Registrant"). The description of the Common Stock and Warrants to be registered hereunder set forth under the captions "Description of Securities - Common Stock and "Description of Securities - Warrants," respectively, at page 51 of the Registrant's Prospectus which is included in the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission (the "Commission") on September 19, 1996, as amended by Amendment No. 1 to Registration Statement on Form SB-2, as filed with the Commission on November 8, 1996 (Registration No. 333-5600-LA), is incorporated herein by this reference.

Item 2.  Exhibits.

                 2.1 The following documents are included as Exhibits, as indicated, to Registrant's Registration Statement on Form SB-2, as filed with the Commission on September 19, 1996, as amended by Amendment No. 1 to Registration Statement on Form SB-2, as filed with the Commission on November 8, 1996 (Registration No. 333-5600-LA), and incorporated herein by this reference:

                                                   Form SB-2
         Exhibit Description                       Exhibit Number
         -------------------                       --------------
Articles of Incorporation of Registrant*           3.1

Amended and Restated Bylaws of Registrant          3.2

Form of Common Stock Certificate                   4.2

Form of Warrant Agreement                          10.17

Form of Warrant Certificate                        4.4 and 10.18

_________________
*Previously Filed

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           SIMULATIONS PLUS, INC.
                                           (Registrant)




Dated:  November 8,  1996                  By:     /s/  Walter S. Woltosz
                                                   ---------------------------
                                                   Walter S. Woltosz, President
                                                   and Chief Executive Officer






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